AMENDMENT TO BINDING MEMORANDUM OF
UNDERSTANDING

THIS AMENDMENT TO BINDING MEMORANDUM OF UNDERSTANDING (this “Amendment”) is dated as of September 11, 2014, between White Mountain Titanium Corporation, a Nevada corporation (the “Company”), and Grand Agriculture Investment Limited, a company formed in Hong Kong (the “Investor”). All monetary denominations are in U.S. Dollars.

Recitals

A.     On December 4, 2013, the parties entered into a binding memorandum of understanding (the “MOU”).

B.     Pursuant to the MOU, the Investor agreed to purchase 5,714,286 First Tranche Units (as defined by the MOU) and an additional 20,000,000 Second Tranche Units (as defined by the MOU), for an aggregate investment of $10,000,000.

C.     The purchase price per unit for the First Tranche Units was $0.35 per unit for gross proceeds of $2,000,000, and the purchase price per unit for the Second Tranche Units is $0.40 per unit for gross proceeds of $8,000,000.

D.     The first half of the First Closing (as defined by the MOU) occurred on December 4, 2013, at which time the Company received $1,000,000 in total proceeds.

E.     The second half of the First Closing was scheduled for December 13, 2013 and occurred on December 14, 2013, and the Company received an additional $1,000,000.

F.     Pursuant to the MOU, the Second Closing, for the sale of the Second Tranche Units, was scheduled to occur the later of April 15, 2014, or within 30 days after the date upon which the Environmental Impact Study (the “EIS”) for the Company’s Cerro Blanco project is completed, or such other date as the Company and the Investor may agree. To date the EIS has not been completed.

G.     On or about April 10, 2014, a third party syndicate secured by the Investor purchased 5,000,000 Second Tranche Units for $2,000,000, which leaves 15,000,000 Second Tranche Units available for purchase at a price of $.40 per unit, for $6,000,000 in funding.

H.     On July 30, 2014, the Board approved an amendment to the MOU to permit the Investor, and any syndicates it is able to secure, the right to purchase up to an additional 12,500,000 Second Tranche Units at a price of $.40 per unit, for up to an additional $5,000,000 in funding.

NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged and pursuant to Section 8.6 of the MOU, the parties hereby agree as follows:

SECTION 1. DEFINITIONS. Reference is hereby made to the MOU for a statement of the terms thereof. All terms used in this Amendment which are used but not otherwise defined herein have the same meanings herein as set forth in the MOU.

SECTION 2. AMENDMENTS AND ADDITIONS

(a)     Section 2.1(c) is added to the MOU as follows:

Based upon the revised budget to be developed by the new CFO for the Company and the need for additional funds for completion of the Company’s Environmental Impact Statement and Bankable Feasibility Study, and such other activities as determined by the Board of Directors as being of strategic importance to the Company, the Investor, or any syndicated investors designated by the Investor, has the right to purchase up to an additional 12,500,000 Second Tranche Units at a price of $.40 per unit, for up to an additional $5,000,000 in funding (the “Additional Second Tranche Units”). The closing for the Additional Second Tranche Units shall be held in multiple closings based upon the Company’s need for the funds as determined in the revised budget. If the revised budget is modified by the Board of Directors to eliminate the need for the additional funds as a result of the Board’s decision not to pursue such activities for which the Additional Second Tranche Units are currently earmarked, the Company may terminate the sale of the Additional Second Tranche Units prior to receipt of funds for these Additional Second Tranche Units.

(b)     The following will be added to the MOU as Section 3.10 (c):

Proceeds from the Additional Second Tranche Units. The proceeds from the sale of the Additional Second Tranche Units, less the costs of the offer and sale of these units and the selling commissions, will be allocated for the completion of the Company’s Environmental Impact Statement and Bankable Feasibility Study and such activities determined by the Board of Directors as being of strategic importance to the Company as set forth in the Company’s revised budget as initially approved by the Board of Directors and modified by the Board of Directors thereafter.

(c)     The parties confirm that the Bonus Warrants provided in Section 2.4 will be issued upon receipt of the $3,500,000 representing the Second Tranche Units as provided in the original MOU. Further, the parties acknowledge that the sale of the Additional Second Tranche Units will be subject the payment of the 7% selling commissions as provided in the Placement Agent Agreement with Ambitious King Limited.

SECTION 3. MISCELLENEOUS

(a)     Representations and Warranties; Events of Default. The Company hereby confirms that each representation and warranty made by it under the MOU was true and correct when made, except to the extent that any such representation or warranty expressly related solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date), and that no event, and no default or any event that with the passage of time or giving of notice would constitute a default, has occurred or is continuing under the MOU.

(b)     Continuing Validity. Except as amended hereby, the MOU shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the MOU or (ii) to prejudice any right or rights which the parites may now have or may have in the future under or in connection with the MOU or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(c)    Incorporation by Reference. The terms of the MOU are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

(d)    Governing Law; Venue; Waiver of Jury Trail. All questions concerning the construction, validity, enforcement, and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York. This provision is meant to supplement and not supersede Section 8.3 of the MOU.

(e)    Entire MOU. Together, the MOU and this Amendment constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

(f)    Signatories. Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

(g)    Duplicate Originals. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document. Signature by facsimile or PDF shall bind the parties hereto.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment the respective day and year set forth below.

COMPANY:	White Mountain Titanium Corporation

Date: September 11, 2014	By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President

INVESTOR:	Grand Agriculture Investment Limited

Date: September 5, 2014	By:	/s/ Kin Wong
Kin Wong, Chief Executive Officer